Exhibit 23(a)



                         CONSENT OF INDEPENDENT AUDITORS


                     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated June 11, 1999, on the consolidated financial statements of John Wiley & Sons, Inc. included in the Company's Form 10-K for the year ended April 30, 1999.




ARTHUR ANDERSEN LLP

New York, New York
December 28, 1999